UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 9, 2024

International Paper Company

(Exact name of registrant as specified in its charter)

Commission file number 1-3157

New York	13-0872805
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 419-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 per share par value	IP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2024, the International Paper Company (the “Company”) Management Development and Compensation Committee (the “Committee”) approved the 2025 Long-Term Incentive Compensation Plan (the “2025 LTIP”) pursuant to the Company’s shareowner-approved 2024 Long-Term Incentive Compensation Plan. The 2025 LTIP will provide long-term incentive opportunity to participants, including the Company’s executive officers, through the grant of equity awards based upon achievement of pre-established performance objectives as described below.

As approved by the Committee, the 2025 LTIP contemplates that equity awards for executive officers will be as follows:

•	Equity-based long-term incentive awards for executive officers will be comprised of 100% performance stock units (“PSUs”) and

•	Sole performance metric for these PSUs will be 100% relative total shareowner return (“TSR”) utilizing an expanded TSR peer group for these PSUs.

These PSUs reflects a change from the prior year, in which the Company’s executive officers received long-term equity awards comprised of 80% performance stock units and 20% restricted stock units.

The new approach will be effective with the Company’s annual equity grants which will be granted on January 1, 2025. In connection with these annual equity grants, the award values set forth in the chart below were approved for the Company’s principal executive officer, principal financial officer, and other named executive officers (as reflected in the Company’s proxy statement for its 2024 annual meeting of shareowners) who continue to be employed by the Company:

Executive Officer	January 1, 2025 Total Target LTIP Award Value
Andrew K. Silvernail, Chairman and Chief Executive Officer	$12,500,000
Timothy S. Nicholls, Senior Vice President and Chief Financial Officer	$3,500,000
W. Thomas Hamic, Executive Vice President and President – North American Packaging Solutions	$2,800,000
Joseph R. Saab, Senior Vice President, General Counsel and Corporate Secretary	$2,000,000

The 2025 LTIP sole performance metric (100%) will be relative TSR for all participants who receive PSUs. TSR reflects share appreciation price and dividends paid and is used to compare the performance of companies’ stocks over time. The Company will measure its TSR position over a three-year period against its TSR peer group. Also, the Company’s TSR peer group for these PSUs shall consist of the forty (40) constituents of the S&P Composite 1500 Materials Index with the highest 3-year stock price correlation with the Company.

These PSUs will vest following a three-year performance period. In addition, the performance range for the goal remains 0% – 200%.

The Committee also approved an increase in the total direct compensation for Mr. Nicholls and Mr. Saab based on position to market.

The Committee believes these changes are in the best interests of shareowners and will provide further incentive to motivate and retain key executives and will continue to align pay with performance for a longer period of time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY

Dated: December 13, 2024

	By:	/s/ Joseph R. Saab
	Name:	Joseph R. Saab
	Title:	Senior Vice President, General Counsel and Corporate Secretary